Exhibit 10.45

SHOPPING CENTER PURCHASE AGREEMENT

THIS SHOPPING CENTER PURCHASE AGREEMENT (“Agreement”) is made as of the Effective Date (as defined below) by and between WESTIN CENTRE, LLC, a North Carolina limited liability company (“Seller”), and THE PHILLIPS EDISON GROUP LLC, an Ohio limited liability company (“Purchaser”).

R E C I T A L S:

A. Seller owns certain real property located in Fayettville, North Carolina more particularly described on Exhibit A attached hereto (“Real Property”) and the shopping center and other improvements thereon, which, together with all appurtenant hereditaments, tenements, easements, rights, leases, rents, profits and issues, is collectively referred to herein as the “Property,” the same being more commonly known as “Westin Centre Shopping Center.”

B. Seller has agreed to sell and Purchaser has agreed to purchase the Property in accordance with and subject to the terms and conditions of this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is acknowledged, the parties agree as follows:

1.	BASIC PROVISIONS

The following words and phrases are defined for subsequent use in this Agreement:

1.1. Broker. Investment Properties.

1.2. Closing. The consummation of the transaction contemplated by this Agreement.

1.3. Closing Date. The date on which Closing shall occur, which shall be a date no later than 5 days after the expiration of the Inspection Period (defined below) on a date designated by Purchaser.

1.4. Commitment. A commitment for an ALTA Form 2006 (if available) owner’s policy of title insurance with respect to the Property in the amount of the Purchase Price committing the Title Company to insure Purchaser as the fee simple owner of the Property, without standard exceptions and subject only to the Permitted Exceptions (defined below).

1.5. Conditions. The conditions precedent to Purchaser’s obligation to purchase the Property, which conditions are as follows:

(i) Physical/Financial Review Condition. Purchaser’s satisfaction in its sole and absolute discretion, with all physical aspects of the Property, including, but not limited to, its environmental condition, structural condition, the condition of the roof and the HVAC system and the condition of all parking, drive, walkway and landscaped areas and off-site improvements, if any, appurtenant thereto and Purchaser’s satisfaction, in its sole and absolute discretion, with the revenue generated or to be generated from the Property and the expenses incurred and to be incurred in the operation and maintenance of the Property; and

(ii) Title Condition. Purchaser’s satisfaction with the state of title to the Real Property, in accordance with Section 3.7 below.

1.6. Contracts. All of those contracts between Seller and/or its manager, on the one hand, and service and/or materials providers, on the other hand, which contracts relate to the operation and maintenance of the Property and all of which are identified on Exhibit 1.6 attached hereto and incorporated herein by reference.

1.7. Deposit. Initially, $62,500.00; in the event Purchaser timely notifies Seller of its satisfaction with the Physical/Financial Review Condition, Purchaser shall simultaneously deposit an additional $62,500.00 into escrow, as provided in Section 2 below.

1.8. Effective Date. The date on which Purchaser receives from Seller one fully executed copy of this Agreement, as such date is indicated below.

1.9. Inspection Period. The period commencing on the Effective Date, and concluding at 11:59 p.m. eastern time 25 days thereafter, subject to extension as provided in Section 3 below.

1.10. Lease or Leases. As the context dictates, individually or collectively, a lease, license, or other written permission to occupy the Property, true, accurate and complete copies of which shall be delivered to Purchaser, if not sooner, together with Seller’s Documents.

1.11. Major Tenant. Food Lion, CVS, Family Dollar and any tenant under a Lease for 2,000 square feet or more of premises within the Real Property.

1.12. Material Adverse Change. A material adverse change in the Property, the income generated or to be generated from the Property and/or the expenses to be incurred in operating the Property (e.g., one or more tenants cease operating from the Property and/or terminate their Leases, one or more major occupants of property adjoining the Real Property (i.e., so-called “shadow anchors”) cease operating from their respective premises, etc.) and/or the announcement by any Major Tenant that it shall be closing its store from the Real Property, that it intends to close its store from the Real Property and/or that it has or intends to file for bankruptcy protection from its creditors.

1.13. Permitted Exceptions. The encumbrances or exceptions to title shown in the Commitment (other than the “standard” exceptions and other than any exceptions evidencing or securing liquidated amounts such as, but not limited to, mortgage financing and/or construction or other liens) to which Purchaser does not object pursuant to the terms hereof or which are otherwise allowed pursuant to this Agreement.

1.14. Personal Property. Those items, if any, listed on Exhibit 1.14 attached hereto and incorporated herein by reference, located upon the Property and/or used in connection therewith and owned by Seller.

1.15. Purchase Price. $6,050,000.00.

1.16. Rent Roll. The rent roll attached hereto as Exhibit 1.16 and incorporated herein by reference.

1.17. Representations. The representations and warranties as set forth in Section 6 below.

1.18. Seller Debts. The debts, liabilities, taxes, obligations and claims for which Seller alone is liable and shall include (a) all payments and benefits to past and/or present employees of Seller in connection with the business being conducted on or from the Real Property as may have accrued through Closing, (including, but not limited to, salaries, wages, commissions, bonuses, vacation pay, health and welfare contributions, pensions, profit sharing, severance or termination pay, or any other form of compensation or fringe benefit), (b) obligations of Seller under any Leases or occupancy agreements accruing prior to Closing, and (c) obligations of Seller under the Contracts.

1.19. Seller’s Documents. All of the documents and other instruments listed on Exhibit 1.19 attached hereto and incorporated herein by reference.

1.20. Title Company. Chicago Title Insurance Company.

2.	PURCHASE AND SALE; DEPOSIT

Subject to the terms and conditions herein, Seller agrees to sell and Purchaser agrees to purchase the Property for the Purchase Price. Within five business days after the Effective Date, Purchaser shall deposit the initial $62,500.00 portion of the Deposit in escrow with the Title Company, provided that, Purchaser shall not be obligated to deliver the initial $62,500.00 portion of the Deposit to the Title Company until such time as it is in receipt of all of Seller’s Documents. In the event Purchaser timely notifies Seller of its satisfaction with the Physical/Financial Review Condition, simultaneously it shall deposit with the Title Company in escrow the additional $62,500.00 referred to in Section 1.6 above. For purposes of this Agreement, at any particular time, reference to “Deposit” shall refer to the amount then on deposit with the Title Company pursuant to this Section 2. In the event of Closing, the Deposit shall be delivered to Seller and shall be applied as a credit against the Purchase Price. The Deposit shall be held in an interest bearing account with a federally insured financial institution reasonably acceptable to Purchaser and all interest earned thereon shall be deemed to be a portion of the Deposit. If this Agreement is terminated, the Deposit shall be refunded to Purchaser or delivered to Seller as provided for below.

3.	INSPECTION OF PROPERTY; CONDITIONS.

3.1. Purchaser’s obligation to purchase the Property is expressly conditioned upon Purchaser’s satisfaction with or waiver in writing of each of the Conditions. Purchaser shall pay all costs associated with the Conditions, except that Seller shall pay the premiums for the owner’s policy of title insurance to be issued pursuant to the Commitment, and the costs, if any, incurred by Seller in satisfying the Estoppel Condition.

3.2. Within five business days after the Effective Date, Seller shall deliver to Purchaser (i) true, accurate and complete copies of all of Seller’s Documents, and (ii) the Commitment and legible copies of all documents noted therein as exceptions to Seller’s title to the Property, failing of which delivery, the Inspection Period shall be extended by one day for each day that elapses from and after the date five business days after the Effective Date until delivery of all of such items occurs. In addition, Seller shall make all of its documents, books, records and other information related to the Property, however stored or maintained, available to Purchaser for Purchaser’s review at Seller’s offices.

3.3. During the Inspection Period Purchaser may make such investigations as it shall deem relevant in order to satisfy the Conditions. Such investigations may be conducted by Purchaser or its designees, including lawyers, engineers, accountants, architects, agents or employees. For the duration of this Agreement, Purchaser and its designees have the right and license to enter upon the Property during normal business hours and upon reasonable notice to Seller or its designated agents, and to conduct such tests, studies, audits and investigations thereon as Purchaser shall reasonably desire. Purchaser shall indemnify Seller against any loss, liability, or expense resulting from Purchaser’s entry upon the Property. Purchaser shall restore any damage caused by Purchaser’s entry upon the Property to substantially the condition existing immediately prior to such entry. The provisions of the foregoing sentence shall survive the termination of this Agreement.

3.4. Purchaser shall have the right at any time prior to the end of the Inspection Period to terminate this Agreement, for any reason or no reason at all, upon notice to Seller, in which event (i) this Agreement shall terminate and be of no further force or effect, (ii) the Deposit shall be returned to Purchaser, and (iii) neither party shall have any further liability or obligation hereunder.

3.5. If Purchaser notifies Seller in writing prior to the end of the Inspection Period that Purchaser is satisfied with or waives satisfaction of the Physical/Financial Review Condition, the parties shall proceed to Closing, subject to satisfaction or waiver of the Title Condition and the Estoppel Condition. If such notice is not given, (i) this Agreement shall terminate and be of no further force or effect, (ii) the Deposit shall be returned to Purchaser, and (iii) neither party shall have any further liability or obligation hereunder.

3.6. Purchaser shall prepare estoppel certificates to be executed by the tenants under the Leases. Seller covenants to deliver the same to each of the tenants and to seek, in good faith, their respective execution of the same and the return to Purchaser of the executed copies thereof on or before Closing. Notwithstanding the foregoing, receipt by Purchaser of such estoppel certificates back from the tenants shall not be a condition precedent to Purchaser’s obligations hereunder.

3.7. Purchaser, at its sole cost and expense, shall have the right to obtain a survey of the Property. Purchaser shall have the right, on or before the date 10 days prior to the expiration of the Inspection Period, to notify Seller of any objections to the state of title to the Property and/or objections to items shown on the Survey. Seller shall use its good faith efforts to remedy any such objections and shall have five days from its receipt of any such notice to notify Purchaser of its proposed cure for each objection and to provide Purchaser with a revised Commitment evidencing that such objections have been remedied and/or insured over in a manner satisfactory to Purchaser in its sole and absolute discretion. If there are any liens or encumbrances against the Property securing liquidated amounts, Seller shall pay and discharge the same at or before Closing. If Seller fails timely to provide such notice and/or such Commitment, Purchaser shall have the right: (a) to accept such objections as Permitted Exceptions to title to the Property, or (b) to terminate this Agreement upon notice to Seller on or before the expiration of the Inspection Period, in which event (i) this Agreement shall terminate and be of no further force or effect, (ii) the Deposit shall be returned to Purchaser, and (iii) neither party shall have any further liability or obligation hereunder. Seller shall pay for a final owner’s title insurance policy to be issued subsequent to Closing, shall comply with all requirements set forth in the Commitment (including those relating to issuance of the owners policy of title insurance without standard exceptions) and shall cause the Title Company to hand mark the Commitment or provide a Pro Forma title policy as an effective ALTA owner’s policy of title insurance in the amount of the Purchase Price, effective at and as of the time of Closing, naming Purchaser as the insured thereunder and being subject only to the Permitted Exceptions. The same shall include such endorsements as Purchaser shall require (Purchaser shall pay for such endorsements except in the event the same relate to a cure of a title objection being effected by Seller, in which case, Seller shall pay the same).

3.8. Notwithstanding anything herein contained to the contrary, in the event that the phase I environmental site assessment of the Property that Purchaser shall obtain during its investigation of the Property shall recommend that a phase II environmental site assessment of the Property be conducted, then (a) the Inspection Period shall automatically be extended for 30 days, and (b) in the event of Closing (i) Purchaser shall receive a credit against the Purchase Price in an amount equal to the cost of such phase II environmental site assessment and (ii) Seller shall escrow with the Title Company at Closing a sum equal to the amount reasonably estimated (by the environmental engineering firm that performed such phase II) to be necessary to cover the costs of remediation of the contamination identified in such phase II environmental site assessment to levels that shall be below state actionable levels for the type of property use made at the Property and given adjoining property uses, and, subsequent to Closing, Purchaser shall prosecute such remediation and thereupon have the right to draw, from time to time, on such escrow to pay for the costs of such remediation. Any sums remaining in such escrow upon completion of such remediation shall be promptly returned to Seller.

4.	CURRENT OPERATIONS

4.1. From the Effective Date until the Closing or earlier termination of this Agreement Seller shall not (i) enter into, modify, or terminate any lease, agreement and/or contract affecting the Property, or (ii) permit any Lease to terminate or be terminated, without Purchaser’s consent, which consent may be granted or denied in Purchaser’s sole discretion. No rents or deposits with respect to the Property are or on the Closing date will be held by Seller, except security deposits and prepaid rents for the current month. Seller represents and warrants that no commissions or other fees are payable to any person or entity on the rentals collected or to be collected under the Leases.

4.2. From the Effective Date until the Closing or earlier termination of this Agreement Seller shall conduct the business of the Property in the ordinary course, and will not: (i) transfer or convey the Property or any interest in Seller, or enter into any agreement to do so; (ii) create or agree to any easements, liens, mortgages, encumbrances or other interests that would affect the Property or Seller’s ability to comply with this Agreement; (iii) enter into any contracts or commitments regarding the Property; (iv) fail to maintain and repair the Property in at least the manner that Seller has done previously; (v) change Seller’s existing policies of public liability and hazard and extended coverage insurance insuring the Property; (vi) fail to comply promptly with any notices of violation of laws or municipal ordinances, regulations, orders or requirements of departments of housing, building, fire, labor, health, or other state, city or municipal departments or other governmental authorities having jurisdiction against or affecting the Property or the use or operation thereof, without the prior written consent of Purchaser, which consent may be granted or denied in Purchaser’s sole discretion; and/or (vii) terminate any tax appeals, condemnation awards proceedings, insurance settlement negotiations or proceedings, zoning changes, public roadway and/or traffic realignment negotiations with public authorities or the like, and/or storm water management agreements, and the like benefiting the Property.

4.3. Current Communications. Seller shall promptly deliver to Purchaser copies of any written communications (including e-mails, letters, invoices and the like) sent by Seller to, or received by Seller from, any tenants of the Property or service or materials providers to the Property sent or received from and after the Effective Date up through the Closing.

5.	CLOSING.

5.1. Condition to Closing. Subject to satisfaction of all Conditions, the Closing shall occur on the Closing Date through the offices of the Title Company. Notwithstanding anything herein contained to the contrary, in the event that there has been any Material Adverse Change during the period between the date Purchaser notified Seller of its satisfaction with the Physical/Financial Review Condition and the Closing Date, Purchaser shall have the right, upon notice thereof to Seller on or prior to Closing, to terminate this Agreement and thereupon to receive an immediate refund of the Deposit and neither party shall thereafter have any further liability or obligation hereunder except for such liabilities and obligations that are expressly stated herein to survive termination of this Agreement.

5.2. Purchaser’s Deliveries. At the Closing, Purchaser shall cause to be delivered to Seller, via federal wire transfer of funds the Purchase Price, as adjusted by the adjustments set forth below. Purchaser shall also execute and deliver the assignment of leases and closing statement referred to below.

5.3. Seller’s Deliveries. At the Closing (or as otherwise indicated below), Seller shall execute and/or deliver to Purchaser the following:

(i) A deed in the form of Exhibit 5.3(i) attached hereto and incorporated herein by reference, same conveying marketable title to the Real Property, same to be in the form of Exhibit 5.3(i) hereto, subject only to the Permitted Exceptions, as described on the survey referred to in Section 3.7 above, to Purchaser, and any required real estate transfer tax/documentary/deed tax affidavits and applications.

(ii) An assignment of the Leases and other occupancy agreements and all rents due and to become due thereunder with respect to the Real Property in the form of the same set forth on Exhibit 5.3(ii) attached hereto and incorporated herein by reference.

(iii) A bill of sale and assignment covering all of the Personal Property, all intangible rights associated with the Property (including its tradename website and domain names, if any) and all claims, guaranties, warranties (specifically including the roof warranty, if any), indemnifications and all other rights, if any, which Seller may have against suppliers, laborers, materialmen, contractors or subcontractors arising out of the Property in the form of Exhibit 5.3(iii) attached hereto and incorporated herein by reference.

(iv) To the extent Purchaser has elected to waive satisfaction of the Estoppel Condition due to the failure of Seller to deliver the requisite number of estoppel letters called for hereunder in order to satisfy the Estoppel Condition, then, at Closing, Seller shall deliver a so-called “Seller Estoppel” as to each of the Leases for which no such estoppel letter has been obtained as of the Closing. Each such “Seller Estoppel” shall be executed by Seller and be in the same form as the estoppel letter form to be delivered by Purchaser to Seller hereunder with the applicable lease information completed therein. Each such “Seller Estoppel” shall survive Closing until Purchaser receives an actual estoppel letter from the applicable tenant.

(v) A so-called “bring down” certificate advancing the effective date of Seller’s Representations to be as of the Closing Date, same to be in the form of Exhibit 5.3(v) attached hereto and incorporated herein by reference.

(vi) An affidavit stating that Seller is not a “Foreign Person” within the meaning of Internal Revenue Code Section 1445(f)(3) same to be in the form of Exhibit 5.3(vi) attached hereto and incorporated herein by reference.

(vii) Exclusive possession of the Property to Purchaser, subject only to the Permitted Exceptions and the tenants under the Leases.

(viii) Evidence that all Contracts have been terminated as of the Closing.

(ix) On or before one business day after Closing, Seller shall deliver to Purchaser’s offices at 11501 Northlake Drive, Cincinnati, Ohio 45249, Attention Director of Lease Administration, all original Leases, lease files, correspondence files and other books and records, keys to all leased premises, security codes, if any, and maintenance agreements (e.g., HVAC maintenance agreement) relating solely to the Property in Seller’s and/or its property and/or asset manager’s possession.

(x) All existing plans and specifications in Seller’s possession or control relating to the improvements located upon the Property; all licenses and certificates of occupancy or such other comparable certificates or documents issued by the appropriate governmental authorities with respect to the Property or any part thereof.

(xi) A notice to all tenants of the Property of the change of ownership of the Property and directing that rental and all other payments to be made by such tenants under their Leases shall be paid to Purchaser at an address to be designated by Purchaser in such notice.

5.4. Closing Statement. Seller and Purchaser shall execute and deliver to each other a Closing Statement showing the amounts by which the Purchase Price shall have been adjusted, such adjustments to be made as of the date of Closing, as follows:

(i) Taxes and assessments, special and otherwise, which are a lien against the Property and which are due and payable as of the date of Closing shall be paid (or caused to be paid) by Seller at or prior to Closing. All other liens which encumber the Property as of Closing shall be the sole responsibility of Seller; provided, that, Purchaser may, at its option, pay any such liens and receive full credit against the Purchase Price.

(ii) Current real estate taxes not reimbursable by tenants under the Leases shall be prorated between the parties based on local custom used for prorating real estate taxes in commercial transactions in the state in which the Property is located. Reimbursements received following tax appeals by Seller or Purchaser of amounts paid for current real estate taxes shall be prorated between the parties based on local custom used for prorating real estate taxes in commercial transactions in the state in which the Property is located.

(iii) Seller shall pay all real estate transfer taxes and documentary stamps.

(iv) Seller shall deliver to Purchaser (or Purchaser shall receive a credit against the Purchase Price in the amount of) all unapplied security deposits provided for under the Leases (including all interest earned thereon if required by applicable laws).

(v) Seller shall pay all water, sewer, and utility charges, common area maintenance charges, and other operating expenditures through Closing, and receive a credit for such charges applicable to periods after the Closing. If final readings have not been taken, estimated charges based on the most recent statements received shall be prorated between the parties, and post-closing adjustments shall be made when the actual billings are received or an escrow shall be established to provide for payment of utility and other maintenance payables.

(vi) Tenant rentals received by Seller prior to Closing shall be prorated between the parties with rentals from and after the date of Closing allocated to Purchaser. If and when Purchaser receives any past due rents or other charges owing with respect to periods before the Closing date, Purchaser shall be entitled to apply such sums to current rent and other charges, and shall remit any excess sums allocable to periods prior to the date of Closing to Seller. Purchaser shall have no obligation to pursue collection of any delinquent amounts owing as of Closing to Seller from any of the tenants of the Property. Seller shall not disturb any tenant’s tenancy interest in the Property in the event Seller elects to pursue subsequent to Closing collection of any such delinquent amounts owed to Seller from one or more tenants.

(vii) If any tenants under the Leases are required to reimburse the landlord for a portion of operating and maintenance costs (including insurance and utilities) and taxes and assessments applicable to the Property, then, if not previously billed and collected by Seller, Purchaser shall seek to collect such reimbursements in the ordinary course of business and as provided in the Leases, and all reimbursements shall be prorated between the parties based on the relative liability of each for the costs or expenses being reimbursed.

(viii) A per diem amount for adjusting the Purchase Price shall appear on the Closing Statement to compensate Seller (to the extent such amount is greater than zero) in the event of the failure of the closing proceeds to be forwarded to Seller prior to the conclusion of Closing through no fault of Purchaser. Such per diem amount shall be the difference between the gross rental income from the Property for the day of Closing and the aggregate non-tenant reimbursed expenses of operation of the Property, taxes applicable to the Property and insurance for the Property for the day of Closing. To the extent such per diem amount is greater than zero, the product of the same and the number of days after the day scheduled for Closing which shall have elapsed between such day scheduled for Closing and the day of the disbursement of the closing proceeds to Seller shall be paid to Seller in addition to such other sums due hereunder.

6.	REPRESENTATIONS AND WARRANTIES

Seller represents and warrants as follows, and shall indemnify Purchaser against any liability and expense, including attorneys’ fees, incurred by Purchaser due to any of the following being materially untrue or inaccurate:

6.1 Financial Statements. The Operating Budget, Operating Statements, General Ledgers, Capital Budgets, Reconciliation Statements and all other financial statements delivered or to be delivered by Seller to Purchaser are true, accurate and complete, truly, accurately and completely set forth the financial condition of the Property and do not omit any material fact which may be necessary to make the same true, accurate and complete. All of such budgets, statements, ledgers and reconciliations were prepared in accordance with generally accepted accounting principals consistently applied

6.2 Contracts. The Contracts are the only agreements, contracts, and/or understandings relating to the operation and maintenance of the Property and Seller has not contracted for any services or employment and has made no commitments or obligations therefor which will bind Purchaser as a successor in interest with respect to the Property and all of the Contracts are terminable by Seller prior to Closing.

6.3 Rent Roll. The Rent Roll is a true and correct list of all of the Leases presently in force and affecting the Property and truly, accurately, fully and completely sets forth the information to be contained therein, including the lease term, rental, and common area and tax reimbursement information noted thereon; no amendment, modification or supplement of any kind of any of such Leases exists other than as specified thereon; and all rental and other payments due under the Leases as of the Effective Date has been paid in full, except as noted thereon. To the best of Seller’s knowledge, no tenant of the Property has alleged any default by Seller as landlord under its respective Lease.

6.4 Concessions and Commissions. No tenants of the Property are entitled to any concessions, rebates, allowances, or free rent for any period after the Closing and none of the Leases or other instrument that will be assigned to Purchaser at Closing provide for commissions payable by the owner of the Property that have not yet been paid by Seller.

6.5 Leases. The Leases delivered to Purchaser by Seller with Seller’s Documents (or prior thereto) are all of the lease documents and/or occupancy agreements with respect to the Property and are true, accurate and complete copies of the Leases and there are no oral understandings or side agreements with any tenant of the Property that has not been reduced to a writing and which is not set forth among the Leases.

6.6 Violation Notices. Seller has not received any notice and has no knowledge of or information as to (i) any violation by Seller of any laws, zoning ordinances or building rules or regulations affecting the Property, or (ii) any existing or threatened condemnation or other legal action of any kind involving the Property.

6.7 Current Licenses. Seller presently has, and on the Closing date, will have all current licenses (including final certificates of occupancy) to operate the Property as a shopping center required by all governmental authorities asserting jurisdiction over the Property. Such licenses are and, on the Closing date, shall be in good standing, free from violations and freely transferable to Purchaser to the extent permitted by law.

6.8 Compliance with Laws. The buildings, structures and improvements on the Property were not constructed pursuant to any special exception to or variance from applicable zoning and building laws; the parking servicing the Property (all of which is located upon the Property) complies with the requirements of all Leases and with all applicable statutes, ordinances, rules and regulations; all required permits and approvals, including environmental approvals and permits, necessary for the operation of the Property as a shopping center have been obtained and all improvements are in conformity with all applicable governmental and other legal requirements including health, fire and building codes and the Americans with Disabilities Act.

6.9 Environmental Matters. Seller warrants and represents that, to the best of its knowledge, the Property is not now and have not ever been used for the purpose of disposal of, refining, generating, manufacturing, producing, storing, handling, treating, transferring, releasing, processing or transporting any petroleum, petroleum derived products and/or hazardous waste or hazardous substance and/or toxic waste or toxic substance, as such terms are defined in the Resource Conservation and Recovery Act of 1976, 42 USC 6901 et seq., as amended, the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 USC 9601 et seq., or the Superfund Amendments and Reauthorization Act, Public Law 99-499, as amended, or any other applicable federal, state or local environmental law, regulation, code or ordinance, to the best of its knowledge, there are no pollutants, contaminants or hazardous or toxic wastes, substances or materials present (except those which occur solely due to their natural presence in the Property) in, on or under the Property, to the best of its knowledge, the Property does not contain any underground storage tanks in, on or under the surface of any portion thereof and the Property has never contained any such tanks and, to the best of its knowledge, the Property is free from all asbestos, petroleum, petroleum derived products and other hazardous materials in excess of lawful limits.

6.10 Employees. Seller has no employees at the Property and is not a party to any collective bargaining agreement, and neither Seller nor any of its affiliates (as described in Section 414(b), (c) and (m) of the Internal Revenue Code) has incurred any liability which could subject Purchaser or any asset to be acquired by Purchaser pursuant to this Agreement to any lien or material liability under Sections 302(f), 4062, 4063, 4064, 4201 or 4301(b) of the Employee Retirement Income Security Act of 1974, as amended, or Section 401(a) (29) or 412 of the Internal Revenue Code.

6.11 Authority. Seller is the sole owner of the Property and has the right to execute this Agreement and to sell the Property without obtaining the consent, approval, release, or signature of any other party. The signatories hereto on behalf of Seller have been duly authorized to execute and deliver this Agreement and to bind Seller hereto. Seller has full power to consummate the transaction described in this Agreement, the execution and delivery of this Agreement by Seller and the consummation by Seller of the transaction described herein has been duly and validly authorized by all necessary action and the observance of all required formalities on the part of Seller such that this Agreement constitutes a valid and legally binding obligation of Seller, enforceable against Seller in accordance with its terms. Neither the execution and delivery of this Agreement nor the consummation by Seller of the transaction contemplated hereby will (i) conflict with or result in a breach of or default under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which Seller is a party or by which it or the Property is bound, or (ii) violate any order, injunction, decree, statute, rule or regulation applicable to Seller or the Property

6.12 Occupancy. Seller has no knowledge that any Major Tenant intends to cease operations from the Property or that it intends to file for bankruptcy protection from its creditors. To the extent the Property is located adjacent to another retail development, Seller has no knowledge that any so-called “shadow anchor” (i.e., major occupants of property adjoining the Property) of the Property intends to cease operations from its premises or that it intends to file for bankruptcy protection from its creditors. To the extent Seller obtains such knowledge during the term of this Agreement prior to Closing, Seller shall promptly inform Purchaser of the same, failing of which, the same shall be deemed a breach of the foregoing representations and warranties and a default under this Agreement.

6.13 Patriot Act. Neither Seller nor any person, group, entity or nation that Seller is acting, directly or indirectly for, or on behalf of, is named by any Executive Order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or is otherwise a banned or blocked person, group, entity, or nation pursuant to any Law that is enforced or administered by the Office of Foreign Assets Control, and Seller is not engaging in the transaction contemplated hereby, directly or indirectly, on behalf of, or instigating or facilitating the same, directly or indirectly, on behalf of, any such person, group, entity or nation. Seller is not engaging in such transaction, directly or indirectly, in violation of any Laws relating to drug trafficking, money laundering or predicate crimes to money laundering. The investment of direct or indirect equity owners in Seller is not prohibited by applicable law and neither the transaction contemplated hereby nor this Agreement is or will be in violation of applicable aw. Seller has and will continue to implement procedures, and has consistently and will continue consistently to apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times prior to Closing.

7.	“AS IS” PURCHASE

In the event of Closing, Purchaser shall accept the Property in its then “As-Is, Where-Is” physical condition with “all faults,” and Purchaser shall be deemed to have released, discharged and acquitted Seller from any and all claims or causes of action relating to the Property, including such physical condition, whenever discovered.

8.	NO ASSUMPTION OF LIABILITIES

The parties acknowledge that the purchase and sale of the Property involves only the purchase and sale of the Property and that Seller is not selling a business nor do the parties intend that Purchaser be deemed a successor of Seller with respect to any liabilities of Seller to any third parties other than the tenants under the Leases with respect to obligations of the landlord thereunder accruing from and after Closing. Accordingly, Purchaser shall neither assume nor be liable for the Seller Debts, whether existing now, upon Closing or at any time thereafter, which shall be solely those of Seller, and Seller hereby agrees to indemnify Purchaser against any liability with respect thereto.

9.	DEFAULT

9.1. If Purchaser defaults in the performance of any of its obligations and/or covenants hereunder for in excess of 10 days after written notice thereof to Purchaser, provided that Seller is not then in default hereunder, Seller’s sole and exclusive remedy shall be to terminate this Agreement, in which event (i) this Agreement shall terminate and be of no further force or effect, and (ii) the Deposit shall be delivered to Seller as liquidated damages. However, Seller may not enforce such remedy against Purchaser (a) if Seller is in default under this Agreement, or (b) unless Purchaser fails to cure such default within 10 days after receipt of written notice from Seller specifying that Purchaser is in default.

9.2. If Seller defaults in the performance of any of its obligations and/or covenants hereunder for in excess of 10 days after written notice thereof to Seller (provided that, such 10 day cure period shall be inapplicable in the event of a default hereunder involving a breach of any of the Representations), provided that Purchaser is not then in default hereunder, Purchaser’s remedy on account thereof shall be either (i) the termination of this Agreement upon written notice thereof to Seller, in which case the Deposit shall be promptly refunded to Purchaser and neither party shall thereafter have any further liability or obligation hereunder, or (ii) Purchaser may seek the specific performance of Seller’s obligations under this Agreement from a court of competent jurisdiction. To the extent any such default involves a default of any of Seller’s covenants set forth in Sections 4.1 and 4.2 hereof and/or a default of such a nature that Purchaser shall be precluded from obtaining specific performance (e.g., Seller conveys the Property to a bona fide third party who takes without knowledge of this Agreement), then, in the event of termination of this Agreement by Purchaser, in addition to the return of the Deposit to Purchaser, Seller shall, within two business days thereafter, pay to Purchaser, as liquidated damages and not as a penalty, the sum of (i) an amount equal to all third party out of pocket costs and expenses incurred by Purchaser in connection with the transaction contemplated hereby, and (ii) an amount equal to the amount of the Deposit, the same being deemed Purchaser’s damages on account thereof, the exact amount of damages to be suffered by Purchaser on account of any such default being difficult if not impossible to ascertain and Purchaser and Seller agreeing that such amount is a reasonable approximation of the damages to be suffered by Purchaser on account thereof.

10.	CASUALTY

If any improvements on the Property are damaged or destroyed by fire, storm or other casualty on or before Closing and/or there has been a Material Adverse Change on or prior to Closing to such an extent that one or more tenants shall have the right to terminate their Leases, then, anything herein contained to the contrary, Purchaser may terminate this Agreement within 15 days after receiving notice of such casualty or Material Adverse Change upon notice to Seller, in which event (i) this Agreement shall terminate and be of no further force or effect, (ii) the Deposit shall be returned to Purchaser, and (iii) neither party shall have any further liability or obligation hereunder.

If any improvements on the Property are damaged but such damage does not, pursuant to this paragraph, give Purchaser the right to terminate this Agreement, or if Purchaser has the right to terminate but elects not to do so, then, at Closing, Purchaser shall be entitled to receive an absolute assignment from Seller of Seller’s interest in the proceeds of any insurance on the Property (including any rent loss insurance allocable to the period from and after Closing) and Seller shall pay to Purchaser the amount of any deductible.

11.	CONDEMNATION

If notice of any action, suit or proceeding shall be given prior to Closing for the purpose of condemning any part of the Property, and as a result thereof any of the tenants of the Property have the right to terminate their Leases, and/or any action, suit or proceeding shall be given prior to Closing for the purpose of condemning any portion of the parking areas of the Property, and/or in the event that any of the vehicular access points into the Property shall be impeded in any material way either through the condemnation (or the tendering of a deed in lieu thereof) of any such access points or through the closure or material reduction in the utility of any of the roadways adjoining the Property or in proximity to the Property (e.g., the reduction of the number of lanes within a roadway servicing the Property or the actual closure of any such roadway), then Purchaser may terminate this Agreement within 15 days after receiving notice of such casualty upon notice to Seller, in which event (i) this Agreement shall terminate and be of no further force or effect, (ii) the Deposit shall be returned to Purchaser, and (iii) neither party shall have any further liability or obligation hereunder; but if Purchaser does not elect to terminate this Agreement, then in the event of Closing, the proceeds of such condemnation shall be assigned and shall belong to Purchaser.

12.	BROKER

Each party represents and warrants to the other that they have not dealt with a real estate broker or finder in connection with the purchase and sale of the Property, other than Broker. In the event of Closing, Seller shall pay Broker a commission pursuant to a separate written agreement between Seller and Broker. Broker shall not disclose the Purchase Price paid hereunder to any third party, including any multi-list. Purchaser shall indemnify Seller against any liability for brokerage commissions, finders’ fees or the like (collectively, “Commissions”) arising from the purchase of the Property that may be claimed by any party alleging to have been retained or utilized by Purchaser, with the exception of Commissions payable to Broker. Seller shall indemnify Purchaser against any liability for Commissions arising in connection with the sale of the Property which may be claimed by any party alleging to have been retained or utilized by Seller, including Commissions owing by Seller to Broker. Broker shall be deemed a third party beneficiary of this Section.

13.	NOTICES

Notices shall be deemed given hereunder upon personal delivery, upon depositing any such notice with postage prepaid in a United States mailbox if sent via certified mail, return receipt requested, upon depositing any such notice in the custody of a nationally recognized overnight delivery service or upon telecopy or electronic mail if a copy thereof is simultaneously sent via one of the other methods of delivery. Notices may be given by and/or to counsel for the parties. Notices shall be deemed properly addressed if sent to the following addresses:

If to Seller:	James R. Kirkpatrick
Westin Centre, LLC
145 West Plaza Drive, Suite H
West End, North Carolina 27376
910-215-0616
Fax: 910-215-0617
email: Michtiff@aol.com

With a copy to (sent simultaneously via the same method of delivery):	Arthur Whedon Investment Properties 6201 Fairview Road, Suite 200 Charlotte, North Carolina 28210 Fax: 704-552-6332 email: jawhedon@ip-carolinas.com

If to Purchaser:	Mr. Joel Staffilino The Phillips Edison Group LLC 11501 Northlake Drive Cincinnati, Ohio 45249 Fax: (513) 956-5660 email: jstaffilino@phillipsedison.com
and
Mr. Hal Scudder The Phillips Edison Group LLC 175 East 400 South, Suite 402 Salt Lake City, Utah 84111 Fax: (801) 521-6952 email: hscudder@phillipsedison.com

With a copy to (sent simultaneously via the same method of delivery):	J. Adam Rothstein, Esq. Honigman Miller Schwartz and Cohn LLP 38500 Woodward Avenue, Suite 100 Bloomfield Hills, Michigan 48304-5048 Fax: (248) 566-8479 email: jrothstein@honigman.com

14.	1031 EXCHANGE

In the event that either party shall be using the transaction contemplated hereby as part of an exchange of like kind property pursuant to Section 1031 of the Internal Revenue Code, the other party shall cooperate in connection therewith by executing and delivering such documents and instruments as may be reasonably required in order to accomplish any such like kind exchange, provided that, the party so cooperating shall not be required to bear any costs or expenses or take on any liability in connection therewith and the party effecting such exchange shall pay the costs and expenses, including legal fees and costs, of the cooperating party incurred in connection with such cooperation same not to exceed $500.00 in any event.

15.	MISCELLANEOUS

15.1 Amendment. This Agreement cannot be modified except by a written instrument signed by the parties.

15.2. Beneficiaries. This Agreement shall be binding upon and shall inure to the benefit of Seller and Purchaser and their respective heirs, personal representatives, successors, assigns and transferees. Purchaser shall have the express right to assign its interest in this Agreement to any entity owned or controlled, in whole or in part, directly or indirectly, by the principals of Purchaser. Purchaser shall supply Seller with reasonable advance notice of any such assignment and, notwithstanding any such assignment, Purchaser shall remain obligated to fulfill, or to cause to be fulfilled, all of its liabilities and obligations hereunder. This Agreement confers no rights or remedies on any third party other than Broker.

15.3. Consents and Approvals. If an action by any party requires the consent or approval of another party, that consent or approval shall be given, if at all, in writing, and any consent or approval given in one instance shall not be deemed a consent or approval in any other instance.

15.4. Construction. Any list of examples set forth in this Agreement shall be deemed to be illustrative, not exhaustive, unless explicitly specified otherwise. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. The use of the neuter singular pronoun to refer to any party shall be a proper reference even though that party may be an individual, a business entity, or a group of two or more individuals or business entities. All attachments referenced within the Agreement shall be deemed incorporated in the Agreement by such reference.

15.5. Counterparts. This Agreement may be executed in one or more counterparts, which together shall constitute one and the same instrument. Executed copies may be delivered between the parties via telecopy or electronic mail.

15.6. Entire Agreement. This Agreement and the exhibits attached hereto sets forth fully and completely the agreement between the parties in connection with this transaction, there are no written or oral agreements between the parties relating to this transaction that are not expressly set forth herein and this Agreement supersedes all prior oral or written agreements relating to the transaction contemplated hereby.

15.7. Equal Participation. Seller and Purchaser have participated equally in the preparation of this Agreement, and, therefore, this Agreement shall not be construed in favor of or against any party to this Agreement.

15.8. Extension for Non-Business Days. To the extent a time period set forth in this Agreement expires on a Saturday, Sunday or State or Federal holiday, then such time period shall expire on the next day which is not a Saturday, Sunday or State or Federal holiday.

15.9. Governing Law. This Agreement shall be governed and construed in accordance with the substantive and procedural laws of the State in which the Property is located without regard to conflict of law principles.

15.10. Headings. The titles and headings in this Agreement are provided as a matter of convenience only and shall not be understood to define, limit, construe, or describe the scope or intent of any provision of this Agreement.

15.11. Indemnification. Seller indemnifies, agrees to defend, and holds harmless Purchaser from all loss, cost, liability, damage and expense, including attorneys’ fees, incurred by Purchaser as a result of any of the warranties and representations made by Seller in this Agreement being materially untrue or inaccurate.

15.12. Legal Fees. In the event of any litigation relating to this Agreement, the prevailing party shall be entitled to recover from the losing party its actual costs and expenses of the litigation, including reasonable attorneys’ fees.

15.13. Severability. If any provisions of this Agreement shall be determined to be illegal or unenforceable, such determination shall not affect any other provisions of this Agreement, and all other provisions shall remain in full force and effect.

15.14. Waivers. A waiver by any party of a performance obligation or default under any provision of this Agreement shall not be deemed (i) a waiver of a further obligation or default under the same provision or (ii) a waiver of an obligation or default under any other provision.

15.15. Books and Records. Purchaser has advised Seller that Purchaser may be required to file, in compliance with certain laws and regulations (including, without limitation, Regulation S-X of the

Securities and Exchange Commission), audited financial statements, pro forma financial statements and other financial information related to the Property for up to three (3) fiscal years prior to Closing and any interim period during the fiscal year in which the Closing occurs (the “Financial Information”). Following the Closing, Seller agrees to use its commercially reasonably efforts to cooperate with Purchaser and its representatives and agents in the preparation of the Financial Information; provided, however, Seller shall not be required to incur any out of pocket expenses or costs unless Purchaser reimburses Seller for the same. Seller shall maintain and allow access to, during normal business hours, such books and records of Seller and Seller’s manager of the Property reasonably related to the Property. Further, so long as the persons in charge of management of the Property at the time of Closing remains in the employ of Seller or an affiliate of Seller, Seller will make such persons available for interview. Notwithstanding the foregoing, Seller shall not be required to provide any information concerning (a) Seller’s capital structure or debt, (b) Seller’s financial analyses or projections, investment analyses, account summaries or other documents prepared solely for Seller’s internal purposes and not directly related to the operation of the Property, (c) Seller’s tax returns or (d) financial statements of Seller or any affiliate of Seller (other than Property-level financial statements). Purchaser acknowledges Purchaser may not use the results of its review under this Section 15.15 to pursue any claim against Seller under the terms of this Agreement, unless the basis of the claim was discovered by Purchaser or its representatives or agents independently of any such review.

15.16. Further Covenant. Seller shall advise Purchaser of any knowledge Seller has or comes into with respect to a material adverse change to the Real Property prior to Closing, including, but not limited to, one or more tenants ceasing operations from the Real Property and/or terminating their Leases, one or more major occupants of property adjoining the Real Property (i.e., so-called “shadow anchors”) ceasing operations from their respective premises, etc., failing of which, the same shall be deemed a breach of a warranty and representation without the ability in Seller to cure the same and thereafter, Purchaser shall have the right, upon notice thereof to Seller on or prior to Closing, to terminate this Agreement and thereupon to receive an immediate refund of the Deposit and neither party shall thereafter have any further liability or obligation hereunder except for such liabilities and obligations that are expressly stated herein to survive termination of this Agreement.

[Balance of Page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

THE PHILLIPS EDISON GROUP LLC,
an Ohio limited liability company

By:	PHILLIPS EDISON LIMITED PARTNERSHIP,
a Delaware limited partnership,
Managing Member

	By:	PHILLIPS EDISON & COMPANY, INC.,
a Maryland corporation,
General Partner

		By:	/s/ Michael C. Phillips
		Name:	Michael C. Phillips
		Its:	Principal

“Purchaser”

Signatures

WESTIN CENTRE, LLC,
a North Carolina limited liability company

By:	/s/ James R. Kirkpatrick
	Name:	James R. Kirkpatrick
	Its:	Managing Member

“Seller”

Exhibit List:

Exhibit A	-	Legal Description of Property
Exhibit 1.6	-	Contracts
Exhibit 1.14	-	Personal Property
Exhibit 1.16	-	Rent Roll
Exhibit 1.19	-	Seller’s Documents
Exhibit 5.3(i)	-	Deed
Exhibit 5.3(ii)	-	Assignment of Leases
Exhibit 5.3(iii)	-	Bill of Sale
Exhibit 5.3(v)	-	Bring Down Certificate
Exhibit 5.3(vi)	-	Non-Foreign Person Certification

Signatures

RECEIPT

The undersigned received one fully executed copy of this Agreement as of January     , 2012.

THE PHILLIPS EDISON GROUP LLC,
an Ohio limited liability company

By:	PHILLIPS EDISON LIMITED PARTNERSHIP,
a Delaware limited partnership,
Managing Member

	By:	PHILLIPS EDISON & COMPANY, INC.,
a Maryland corporation,
General Partner

		By:	/s/ Michael C. Phillips
		Name:	Michael C. Phillips
		Its:	Principal

Receipt and Deposit Acknowledgement

DEPOSIT ACKNOWLEDGMENT

The undersigned hereby acknowledges receipt of the Deposit and agrees to hold the same pursuant to terms of the Agreement. The liability of the undersigned is limited by the terms and conditions expressly set forth herein and by the laws of the state in which the Property is located and in no event shall the liability of the undersigned exceed the amount of the Deposit. The undersigned shall have no liability whatsoever on account of or occasioned by any failure or negligence on the part of any bank, savings and loan or other savings institution wherein the Deposit are deposited, provided, however, that such institution is, at the time of deposit of the Deposit, federally insured. In the event of litigation affecting the duties of the undersigned as escrow agent relating to this Agreement and the Deposit, Seller and Purchaser, jointly and severally, shall reimburse the undersigned for all expenses incurred by the undersigned, including reasonable attorneys’ fees, unless such litigation results from or is caused by the gross negligence or misfeasance of the undersigned. In the event of any dispute between Seller and Purchaser pertaining to the Deposit, the undersigned may commence an interpleader action and deposit the Deposit with a court of competent jurisdiction and in such event, the undersigned shall be relieved of all further obligation and liability.

CHICAGO TITLE INSURANCE COMPANY

By:	/s/ William Weinheimer
Name:	William Weinheimer
Its:	Escrow Officer

Address:

Two Gateway Center
603 Stanwix Street, 19th Floor
Pittsburgh, Pennsylvania 15222-1402 william.weinheimer@ctt.com
Fax: (412) 281-5611

Dated: January 27, 2012

Signatures

EXHIBIT A

Legal Description

Exhibit A

EXHIBIT 1.6

Contracts

Fire Sprinkler – Crawford Sprinkler Co.

HVAC – Sunbelt Mechanical

Landscaping & Parking Lot Sweeping – Clean Sweep

Snow Removal – Commercial Landscaping

Exhibit 1.6

EXHIBIT 1.14

Personal Property

None.

Exhibit 1.14

EXHIBIT 1.16

Rent Roll

See Attached.

Exhibit 1.16

EXHIBIT 1.19

Seller’s Documents

SELLER’S DOCUMENTS EXHIBIT

Description

Accounting

Operating Budget - Current year

Income Statements - YTD and 5 year historical (by Quarter)

Real Estate Bills and Appeals - 3 year historical

CAM, Real Estate Tax and Insurance Reconciliations - 3 year historical

Schedule of Security Deposits and Prepaid Rents

Trial Balance - Prior Year and Current Quarter

Detail of Cash Receipts and Disbursements Journal - YTD and Prior Year

Operations

Vendor Contact List & Vendor Contracts (landscaping, sweeping, snow, trash, etc.)

Copies of all bills for prior 12 months (electric, water, phone, landscape, lot sweeping, etc.)

Schedule of utility meters and required deposits (gas, electric, telephone, water, etc.)

Tenant Information

Leases, Amendments, Assignments, Addendums, Commencement Date Letters and Letter Agreements for all tenants

Lease Abstracts for all tenants

Tenant Contact Sheet and Guarantor Contact Sheet (name, address, phone number)

Rent Roll - Prior Year and Current Year (by Quarter)

Tenant Sales Information - YTD and 5 year historical

Tenant Invoices - Most recent calendar month

Tenant Delinquency Report - Current and previous 3 calendar years

Tenant Rent Checks - Most recent calendar month

Tenant Certificates of Insurance

Tenant Certificates of Occupancy

Previously Executed Tenant Estoppels and SNDAs

Exhibit 1.19	Page 1

Construction

Site Plan

As Built Plans (on CD)

Licenses and permits (including signage)

Title

Owner’s Title Insurance Policy & Recorded title documents

Other

Environmental Reports (Phase I, Phase II, etc.) & Environmental correspondence

ALTA As-Built Survey

Property Condition Report

Roof Report

Exhibit 1.19	Page 2

EXHIBIT 5.3(i)

Deed

Excise Tax $0 / NTC	Recording Time, Book and Page

Tax Lot No.	Parcel Identifier No.
Verified by	County on the day of	, 20
by

NORTH CAROLINA GENERAL WARRANTY DEED

Mail after recording to:

This instrument was prepared by:

THIS DEED made as of the	day of	, by and between

GRANTOR	GRANTEE
Enter in appropriate block for each party: name, address, and, if appropriate, character of entity, e.g., corporation or partnership.

The designation Grantor and Grantee as used herein shall include said parties, their heirs, successors, and assigns, and shall include singular, plural, masculine, feminine or neuter as required by context.

Exhibit 5.3(i)	Page 1

WITNESSETH, that the Grantor, for a valuable consideration paid by the Grantee, the receipt of which is hereby acknowledged, has and by these presents does grant, bargain, sell and convey unto the Grantee in fee simple, all that certain lot or parcel of land situated in the City of                     ,                      County, North Carolina and more particularly described as follows:

See Exhibit A attached hereto and by reference made a part hereof.

The property hereinabove described was acquired by Grantor by instrument recorded in Book     , Page     ,          County Registry.

A map showing the above described property is recorded in Plat Book     , Page     ,          County Registry.

TO HAVE AND TO HOLD the aforesaid lot or parcel of land and all privileges and appurtenances thereto belonging to the Grantee in fee simple.

And the Grantor covenants with the Grantee, that Grantor is seized of the premises in fee simple, has the right to convey the same in fee simple, that title is marketable and free and clear of all encumbrances, and that Grantor will warrant and defend the title against the lawful claims of all persons whomsoever except for the exceptions hereinafter stated. Title to the property hereinabove described is subject to the following exceptions:

See Exhibit B attached hereto and incorporated herein be reference.

IN WITNESS WHEREOF, the Grantor has hereunto set his hand and seal, or if corporate, has caused this instrument to be signed in its corporate name by its duly authorized officers and its seal to be hereunto affixed by authority of its authorized representative, the day and year first above written.

a

By:

Name:

Its:

Exhibit 5.3(i)	Page 2

	STATE OF	)

SEAL-STAMP		)	ss.
	COUNTY OF	)

I, a Notary Public of the County and State aforesaid, certify that                                         , personally came before me this day and acknowledged that he/she is the                                          of                                                                                  , a                                         , and that by authority duly given and as the act of the company, the foregoing instrument was signed in its name.

Witness my hand and official stamp or seal this      day of                     , 2012.

Print Name

Notary Public, State of                     , County of

My Commission Expires:

Acting in the County of

The foregoing Certificate(s) of                                                                                   is/are certified to be correct. This instrument and this certificate are duly registered at the date and time and in the Book and Page shown on the first page hereof.

                                                          REGISTER OF DEEDS FOR          COUNTY

By                                                                               Deputy/Assistant-Register of Deeds.

Exhibit 5.3(i)	Page 3

Exhibit A

Legal Description

Exhibit 5.3(i)	Page 4

Exhibit B

Exhibit 5.3(i)	Page 5

EXHIBIT 5.3(ii)

Assignment of Leases

                                         , a                                          (“Assignor”), in consideration of Ten ($10.00) Dollars and other good and valuable consideration, received from                                         , a                                          (“Assignee”), does hereby assign, transfer and deliver unto Assignee, all of its right, title and interest in and to the leases, together with all security deposits presently held by Assignor in connection therewith (collectively, the “Leases”), which Leases are more particularly identified on Schedule A annexed hereto, affecting the premises known as                                          more particularly described on Schedule B annexed hereto.

TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns, forever, from and after the date hereof, subject to the terms, covenants, conditions and provisions hereof and of said Leases.

AND Assignee does hereby acknowledge receipt of said Leases (including the security deposits) so delivered, and does hereby (a) accept the within assignment, (b) assume the performance of all of the terms, covenants and conditions of the said Leases on the part of the lessor/Assignor thereunder which are to be performed or arise from and after the date hereof, and (c) indemnify, defend and hold Assignor free and harmless from and against any and all costs, expenses, claims, losses or damages, liabilities and judgments (including reasonable attorneys’ fees and disbursements) which Assignor may suffer in respect of any claim arising out of or relating to any default on the part of Assignee after the effective date hereof, to perform said terms, covenants and conditions of the Leases or relating to the security deposits. Assignor does hereby indemnify, defend and hold Assignee free and harmless from and against any and all costs, expenses, claims, losses or damages, liabilities and judgments (including reasonable attorneys’ fees and disbursements) which Assignee may suffer in respect of any claim arising out of or relating to any default on the part of the landlord under the Leases on or prior to the effective date hereof, to perform said terms, covenants and conditions of the Leases or relating to the security deposits.

This assignment and assumption agreement shall inure to the benefit of Assignee and Assignor and their respective successors and assigns and shall be governed by the laws of the State of             . This assignment and assumption agreement may not be modified, altered or amended, or its terms waived, except by an instrument in writing signed by the parties hereto. This assignment may be executed in any number of counterparts, each of which, when taken together, shall be deemed to be one and the same instrument.

None of the provisions of this instrument is intended to be, nor shall any be construed to be, for the benefit of any third party.

In the event any action or proceeding is brought by a party hereto against another party hereunder by reason of any breach of any obligations, covenants or provisions of this assignment, or for the enforcement or interpretation of this assignment, the prevailing party in such action or proceeding shall be entitled to have and recover from the other party all costs and expenses of suit, including its reasonable attorneys’ fees incurred in connection with such action or proceeding, as directed by the court or presider over such proceeding, including any such costs and expenses incurred on appeal or in any post-judgment proceedings for enforcement of any judgment

[Signatures appear on following page]

Exhibit 5.3(ii)

SIGNATURE PAGE TO

ASSIGNMENT OF LEASES

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment of Leases effective as of the      day of                     , 2012.

,

a

By:

Name:

Its:

“Assignor”

,

a

By:

Name:

Its:

“Assignee”

Exhibit 5.3(ii)

SCHEDULE A TO ASSIGNMENT OF LEASES

Leases

Exhibit 5.3(ii)

SCHEDULE B TO ASSIGNMENT OF LEASES

Legal Description

Exhibit 5.3(ii)	Page 1

EXHIBIT 5.3(iii)

Bill of Sale

FOR $1.00 RECEIVED as of                                         , 2012 and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged,                                         , a                                          (“Assignor”), does hereby assign, transfer, convey and deliver to                                         , a                                         , the undivided right, title and interest in and to the personal property situated on and/or used in connection with the operation of that certain real property more particularly described on Schedule A attached hereto and incorporated herein by reference, including, but not limited to,                                          (the “Personal Property”), to the extent of Assignor’s right, title and interest, if any, therein or thereto, and all of Assignor’s right, title and interest, if any, in and to all trade names used in connection such real property, including, without limitation, the name “                                         ,” and all other intangible property rights, guaranties, warranties (including, but not limited to, roof warranties), licenses and permits associated with such real property, including, without limitation, all zoning approvals, ordinances and/or resolutions, subdivision bonds, building permits, site plans, governmental consents, authorizations, variances, waivers, licenses, signage rights, development rights and approvals, vested rights, permits and approvals, environmental permits, environmental indemnities, utility agreements, development agreements, subdivision covenants, pertaining to such real property, and all other contract rights whatsoever in any way affecting or pertaining to the use, development or operation of, or construction on, such real property (all of the same being referred to herein as the “Intangible Rights”). Assignor does hereby covenant with Assignee that it is the lawful owner of the Personal Property and the Intangible Rights and that it has good right to sell the same as aforesaid and will warrant and defend title thereto to Assignee, its successors and assigns against the claims and demands of all persons. Assignor hereby represents and warrants that the Personal Property is in good operating condition.

IN WITNESS WHEREOF, Assignor has executed this Bill of Sale.

,

a

By:

Name:

Its:

“Assignor”

Exhibit 5.3(iii)	Page 1

SCHEDULE A TO BILL OF SALE

Legal Description

Exhibit 5.3(iii)	Page 2

EXHIBIT 5.3(v)

Bring Down Certificate

I,                     , hereby certify that I am the duly elected, qualified and acting                      of WESTIN CENTRE, LLC, a North Carolina limited liability company (“Seller”), that:

1. The representations and warranties of the Seller contained in the Shopping Center Purchase and Sale Agreement dated                     , 2012 (“Purchase Agreement”) between Seller, as Seller, and The Phillips Edison Group LLC, an Ohio limited liability company, as Purchaser, the Purchaser’s interest in which was assigned to                      LLC, a Delaware limited liability company, are true and correct in all respects.

2. Each covenant and agreement contained in the Purchase Agreement to be complied with by the Seller on or before the date hereof has been complied with in all material respects.

Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Bring Down Certificate as of                     , 2012.

Name:

Exhibit 5.3(v)	Page 1

EXHIBIT 5.3(vi)

Non-Foreign Person Certification

Section 1445 of the Internal Revenue Code provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person. To inform the transferee,                     , a                     , that withholding of taxes is not required upon the undersigned’s disposition of a United States real property interest, the undersigned hereby certifies the following:

1.	The undersigned is not a non-resident alien for purposes of United States income taxation;

2.	The undersigned’s taxpayer identification number is .

3.	The undersigned’s address is: 145 West Plaza Drive, Suite H, West End, North Carolina 27376.

It is understood that this Certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement made here could be punished by fine, imprisonment or both.

Under penalties of perjury, the undersigned declares that it has examined this Certification and to the best of its knowledge and belief it is true, correct, and complete.

Dated: January     , 2012

WESTIN CENTRE, LLC,
a North Carolina limited liability company

By:
Name:
Its:

Exhibit 5.3(vi)	Page 2